Exhibit 10.1

AMENDMENT TO SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT to the Senior Unsecured Revolving Credit Agreement, dated as of February 1, 2018 (this “Amendment”), is made and entered into by and among TEVA PHARMACEUTICAL INDUSTRIES LIMITED, an Israeli company registered under no 52-0013-954, the registered address of which is at Har Hozvim, Jerusalem, ISRAEL (the “Company” or “Parent”), TEVA PHARMACEUTICALS USA, INC., a Delaware corporation, the principal office of which is at 1090 Horsham Road, North Wales, Pennsylvania, United States of America (“Teva USA” or the “US Borrower”), TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V., a besloten vennootschap incorporated under the laws of the Netherlands, with its official seat (statutaire zetel) in Amsterdam, the Netherlands and the registered address of which is Piet Heinkade 107, 1019GM Amsterdam, registered with the Dutch trade register under number 855546876 (the “Dutch Borrower”), TEVA FINANCE SERVICES B.V., a Curaçao company registered under no. 105859 (0), the registered address of which is at Schout Bij Nacht Doormanweg 40, Curaçao (“Teva Curaçao I”), TEVA FINANCE SERVICES II B.V., a Curaçao company registered under no. 119570 (0), the registered address of which is at Schout Bij Nacht Doormanweg 40, Curaçao (“Teva Curaçao II”), TEVA CAPITAL SERVICES SWITZERLAND GMBH, a company organized under the laws of Switzerland, registered under number CHE-113.868.008 (the “Swiss Borrower” and, together with the Parent, Teva USA, the Dutch Borrower, Teva Curaçao I and Teva Curaçao II, the “Borrowers”), CITIBANK, N.A., (the “Administrative Agent”), and the Required Lenders (as defined in the Credit Agreement defined below) party hereto.

W I T N E S S E T H:

Reference is made to the Senior Unsecured Revolving Credit Agreement dated as of November 16, 2015 (as amended from time to time, the “Credit Agreement”), between, amongst others, the Parent, the Borrowers, the Lenders named therein and the Administrative Agent.

WHEREAS, the Loan Parties (as defined in the Credit Agreement), the Administrative Agent and the Lenders party hereto have agreed to amend certain provisions of the Credit Agreement as provided for herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Defined Terms

Section 1.1 Defined Terms. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Credit Agreement.

ARTICLE II

Amendments

Section 2.1 Amendments. Subject to the occurrence of the Amendment Effective Date: Section 6.01(xiii) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

“(xiii) the Parent may pay cash dividends (or dividends paid in the form of common equity of the Parent) to its shareholders, to the extent lawful; provided that the Parent shall not pay any cash dividends on its common equity unless the Leverage Ratio, calculated as of the last day of the most recently ended Test Period in accordance with Section 6.04 and on a pro forma basis giving effect to such cash dividend and any other cash dividends made since the end of the last Test Period, does not exceed 4.75x and so long as no Event of Default has occurred and is continuing (or would result therefrom) (it being understood and agreed that this proviso shall not restrict any dividends to the holders of the Parent’s preferred equity, including the Parent’s mandatory convertible preferred shares, or dividends paid in the form of common equity of the Parent),”

(b) Section 6.04 of the Credit Agreement is hereby amended by deleting the grid contained therein and replacing it with the grid below:

	Column 1	Column 2
Four-quarter Test Period ending with the quarters below
(a) Leverage Ratio	Q1 2018	No greater than 5.50x
	Q2 2018	No greater than 5.75x
	Q3 2018	No greater than 5.90x
	Q4 2018	No greater than 5.90x
	Q1 2019	No greater than 5.75x
	Q2 2019	No greater than 5.50x
	Q3 2019	No greater than 5.25x
	Q4 2019	No greater than 5.00x
	Q1 2020	No greater than 4.75x
	Q2 2020	No greater than 4.75x
	Q3 2020 and thereafter	No greater than 4.50x

(b) Interest Cover Ratio	The Interest Cover Ratio for any Test Period shall be not less than 3.50:1.

ARTICLE III

Representations and Warranties

Section 3.1 Representations and Warranties to the Amendment Effective Date. Each Loan Party hereby represents and warrants as of the Amendment Effective Date as follows:

(a) all of the representations and warranties set forth in the Credit Agreement are true and correct on and as of such date, as if made on such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date (it being understood that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the amendments set forth herein);

(b) the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, as applicable, of such Loan Party;

(c) this Amendment has been duly executed and delivered by such Loan Party; and

(d) no Default or Event of Default has occurred, is continuing or would exist after giving effect to this Amendment.

ARTICLE IV

Effectiveness

Section 4.1 Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:

(i) the Administrative Agent shall have received counterparts to this Amendment duly executed and delivered by facsimile transmission or electronic mail (in “.pdf” or similar format) by each Loan Party, the Administrative Agent and the Required Lenders.

Section 4.2 Fees. The Loan Parties shall pay or cause to be paid to the Administrative Agent, for the account of each Lender that delivers an executed counterpart to this Amendment on or before January 31, 2018 (each, a “Consenting Lender”) (i) an amendment fee (the “Amendment Fee”) equal to 0.20% of the sum of such Consenting Lender’s (a) outstanding Loans and (b) undrawn Commitments under the Credit Agreement as of the Amendment Effective Date (after giving effect to the Commitment reduction pursuant to Section 4.5 hereof) ((a) and (b) together, the “Consenting Lender Loans and Commitments”) and (ii) an additional incentive fee (the “Additional Incentive Fee”) to each Consenting Lender that delivers an executed counterpart to this Amendment on or before January 26, 2018 equal to 0.10% of the sum of such Consenting Lender’s Consenting Lender Loans and Commitments as of the Amendment Effective Date (after giving effect to the Commitment reduction pursuant to Section 4.5 hereof), which Amendment Fee and Incentive Fee (if any), shall be earned on the Amendment Effective Date and due and payable within 2 Business Days of the Amendment Effective Date; provided that upon any assignment or transfer of any Consenting Lender Loans and Commitments; the assignee or transferee shall become the Consenting Lender with respect to such Consenting Lender Loans and Commitments.

Section 4.3 Expenses. The Loan Parties shall pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders, in connection with this Amendment.

Section 4.4 Notification. The Administrative Agent shall notify the Loan Parties and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

Section 4.5 Commitment Reduction. Pursuant to Section 2.06(c) of the Credit Agreement the Parent hereby notifies the Administrative Agent that on the Amendment Effective Date and subject to the occurrence of the Amendment Effective Date, the Parent hereby elects to reduce the Aggregate Commitments to US$3,000,000,000 pursuant to Section 2.06(b). The Administrative Agent and each Consenting Lender hereby waive any additional notice requirements and acknowledge and agree that on the Amendment Effective Date after giving Effect to the Amendment, the Aggregate Commitments under the Credit Agreement shall be reduced to US$3,000,000,000.

ARTICLE V

Miscellaneous

Section 5.1 Effect of Amendment. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement or Loan Documents are intended or implied and in all other respects the Credit Agreement and Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.

Section 5.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

Section 5.3 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

Section 5.4 Severability. Any provisions of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.5 Reference to the Effect on the Loan Documents. Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to this “Agreement,” “hereunder,” “hereof,” “herein” or words of similar import and (b) each reference in any other Loan Document to “the Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

Section 5.6 Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

Section 5.7 Counterparts; Electronic Signatures. This Amendment may be executed by one or more parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail (in “.pdf” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.8 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under this Amendment. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against any Borrower or the Guarantor or any of their respective properties in the courts of any jurisdiction to enforce a judgment obtained in accordance with this Section.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 11.01 of the Credit Agreement. In addition, each Loan Party (other than Teva USA) hereby irrevocably designates, appoints and empowers Teva USA (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any kind and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Amendment or any other Loan Document. By executing this Amendment, Teva USA hereby irrevocably accepts such designation, appointment and agency, which shall remain in full force and effect until such time as Teva USA ceases to be a Borrower under the Credit Agreement (at which time each Loan Party shall designate a replacement Process Agent satisfactory to the Administrative Agent (and deliver the appropriate documentation in respect thereof as reasonably requested by the Administrative Agent)). Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address specified in Section 11.01 of the Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Eran Ezra
Name: Eran Ezra
Title: Senior Vice President, Head of Global Treasury, Risk Management and Insurance

By:	/s/ Michael McClellan
Name: Michael McClellan
Title: Executive Vice President, Chief Financial Officer

TEVA PHARMACEUTICALS USA, INC.

By:	/s/ Deborah A. Griffin
Name: Deborah A. Griffin
Title: Senior Vice President, Finance and Chief Financial Officer

By:	/s/ Gudjon Gustafsson
Name: Gudjon Gustafsson
Title: Head of Treasury

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

By:	/s/ Richard Daniell
Name: Richard Daniell
Title: Managing Director

By:	/s/ David Vrhovec
Name: David Vrhovec
Title: Managing Director

TEVA FINANCE SERVICES B.V.

By:	/s/ Gudjon Gustafsson
Name: Gudjon Gustafsson
Title: Managing Director

By:	/s/ David Koch
Name: David Koch
Title: Managing Director

[Signature Page to Amendment to Revolving Credit Agreement]

TEVA FINANCE SERVICES II B.V.

By:	/s/ Gudjon Gustafsson
Name: Gudjon Gustafsson
Title: Managing Director

By:	/s/ David Koch
Name: David Koch
Title: Managing Director

TEVA CAPITAL SERVICES SWITZERLAND GMBH

By:	/s/ Gudjon Gustafsson
Name: Gudjon Gustafsson
Title: General Manager

By:	/s/ David Koch
Name: David Koch
Title: President of the Managing Officers

[Signature Page to Amendment to Revolving Credit Agreement]

CITIBANK N.A., as Administrative Agent

By:	/s/ Rizwan Shaikh
Name: Rizwan Shaikh
Title: Managing Director

[Signature Page to Amendment to Revolving Credit Agreement]

[Signature pages of Lenders omitted and on file with the registrant]

[Signature Page to Amendment to Revolving Credit Agreement]